MUSCATO CORPORATION
SOFTWARE LICENSE AGREEMENT

License Agreement No. 930803-123

THIS AGREEMENT is entered in this 3rd day of August, 19 93, by and between: Blue Cross and Blue Shield of Rochester, Inc., a Corporation having offices at: 150 E. Main Street, Rochester, New York 14647 hereinafter referred to as LICENSEE, and Muscato Corporation, a Corporation having offices at: 225 S. Westmonte Drive, Altamonte Springs, Florida, United States, hereinafter referred to as Muscato.

LICENSEE wishes to license from MUSCATO and MUSCATO wishes to license to LICENSEE such Licensed Product(s) as are described in License Orders executed by MUSCATO and LICENSEE in the form attached hereto as Exhibit A ("License Order"), all on the following terms and conditions.

1. TERMINOLOGY

"Licensed Product(s)" means Software as described in Exhibit A and includes machine object code which allows software to be used, user documentation, and any related materials which are furnished to LICENSEE by MUSCATO for use in connection with the software.

Copy(ies) shall be each separate occurrence of any Licensed Product, or portion thereof.

Designated System for any Licensed Product, means a computer system which is within the possession and control of LICENSEE, and identified in Exhibit B.

Use means to cause a computer to execute any machine-readable portion of Licensed Product(s) or to make use of any MUSCATO documentation, release, or related materials in connection with the execution of any machine-readable portion of a Licensed Product(s).

Release means a Licensed Product(s) version which may be subsequently made available by MUSCATO to its customer that incorporates any enhancements, updates, or other changes made by MUSCATO to those Licensed Product(s) since the previous Release.

2. LICENSE

MUSCATO hereby grants LICENSEE a non-exclusive, nontransferable license, without rights to sublicense, to use each Licensed Product on the Designated System only. The license granted hereby for any Licensed Product will terminate in the event that any Licensed Product is used on any other system or the Designated System for such Licensed Product ceases to be within the possession and control of LICENSEE.

3. CONFIDENTIALITY AND RIGHTS TO PROPERTY

a. Each party acknowledges that certain material and information which has or will come into the possession of each in connection with this Agreement, or the performance hereof, consists of confidential and proprietary data and information, of which the disclosure to or use by third parties could be damaging. Confidential and proprietary data and information includes, but is not limited to, information related to Licensed Product(s) supplied hereunder and all software as well as the research, development, trade secrets or business affairs of the parties to this Agreement, their employees, customers, subsidiaries, affiliates and agents. Both parties, therefore, agree to hold such data and information in the strictest confidence, and not to release any such data or information except to employees or contractors requiring such data or information in connection with the use of any Licensed Product. Each party hereto agrees to require all employees and contractors to sign a non-use and non-disclosure agreement to ensure that the obligations of non-use and nondisclosure of confidential and proprietary data and information under this Agreement will be satisfied.

b. Nothing herein shall limit either party's use or dissemination of information or data (i) which has properly been made public by MUSCATO or LICENSEE, (ii) which is in the public domain, (iii) which was revealed by the party seeking the protections of this provision to others on a non-confidential basis, (iv) pursuant to the direction of any court, or (v) which by its content and nature would not reasonably be construed to be confidential by either party unless one

This exhibit has been redacted to exclude information the Registrant believes is confidential in nature. The redacted portions have been marked with an "*." The redacted material has been omitted pursuant to a request for confidential treatment and the redacted material has been filed separately with the Securities and Exchange Commission.

party specifically requests the other party in writing to protect the confidentiality of specific information.

c. LICENSEE will hold each Licensed Product in confidence at least to the same extent that it protects its own similar confidential information and will take all reasonable precautions consistent with generally accepted standards in the data processing industry to safeguard the confidentiality of each Licensed Product. No portion of a Licensed Product may be duplicated by LICENSEE except that LICENSEE may (i) copy and distribute updates to Designated System and (ii) make Copies of any machine object code portion of a Licensed Product for normal security, backup, disaster and contingency purposes. Only one Copy of the Licensed Product will be used in production on Designated System at any one time. LICENSEE will properly reproduce on each such Copy all notices of MUSCATO's patent, copyright, trademark or trade secret rights in such updates or such portion. LICENSEE will not reverse compile any Licensed Product and any such attempt shall constitute a breach of this License Agreement and shall, in addition to all other legal remedies available, result in an immediate termination of said license.

d. If through LICENSEE's actions or failure to act, confidential or proprietary data or information pertaining to MUSCATO is in the possession of a third party without the express written consent of MUSCATO, LICENSEE shall, at its expense, process against, through negotiation or litigation, any third party who acquires confidential or proprietary data or information from LICENSEE. LICENSEE shall utilize all necessary legal remedies to enjoin or otherwise prevent such third party from dispersing or disseminating said data or information to any other party, and LICENSEE shall further enjoin and prevent such third party from using confidential or proprietary data or information for its own purpose. If LICENSEE is unwilling or unable to proceed against any third party who has acquired such confidential or proprietary data or information as a result of LICENSEE's actions or failure to act, MUSCATO may proceed against such third party to protect MUSCATO's rights, data and information through negotiation or litigation and LICENSEE shall reimburse MUSCATO for all reasonable costs or expenses. LICENSEE will indemnify MUSCATO for any loss as a result of a third party acquiring confidential or proprietary data or information as a result of LICENSEE's actions or failure to act.

e. If, through no act or failure to act on the part of LICENSEE, a third party acquires confidential or proprietary data or information pertaining to MUSCATO, MUSCATO may, at its expense, proceed against said third party, through negotiation or litigation, to protect MUSCATO's rights, data and information.

f. LICENSEE's obligations under this Section 3 will survive the termination of the License granted under this Agreement for five years following the termination date.

4. TITLE

Full ownership rights and title to all Licensed Product(s), including programs, source and object codes, tapes listing, updates, modifications and other programming documentation, prepared for or delivered to LICENSEE pursuant to this Agreement shall remain with MUSCATO.

5. ORDERS, SHIPMENT, INSTALLATION

a. Orders may be submitted to MUSCATO via this Agreement and the completion of the appropriate Exhibit(s). LICENSEE should supply any required purchase order at the time of the LICENSEE's execution of this Agreement.

b. Products will be shipped in accordance with a schedule mutually agreeable to both LICENSEE and MUSCATO, and as set forth in Exhibit B.

c. All shipping, handling, packaging, insurance, courier or other costs associated with the shipment of the Licensed Product(s) will be paid by LICENSEE and will be set forth separately on a MUSCATO invoice to LICENSEE. The method of Licensed Product(s) shipment will be selected by MUSCATO unless specified in writing by LICENSEE and agreed to by MUSCATO.

d. MUSCATO will, upon LICENSEE's written request received ten (10) days prior to the scheduled installation, install a Licensed Product on a Designated System. LICENSEE agrees to pay installation charges, including but not limited to, time and materials, travel and related expenses, for a Licensed Product to be installed to a Designated System.

6. MAINTENANCE PROGRAM

As a requirement of this Agreement, and set forth in Exhibit C, MUSCATO will provide LICENSEE with remedial maintenance for each Licensed Product so that the Licensed Product will operate on the Designated System in all material respects as described in MUSCATO's then current user documentation.

7. TERM

The license for any Licensed Product granted by this Agreement will be effective from the date of execution of this Software License Agreement for the Licensed Product and will remain in force until terminated.

8. EXPENSES, FEES, TAXES

a. LICENSEE agrees to reimburse MUSCATO for reasonable out-of-pocket travel expenses incurred, including but not limited to, airfares, hotels, meals and ground transportation while installing, training, developing or providing other services to LICENSEE, when such services are requested by LICENSEE.

b. Unless otherwise specified in an exhibit, all invoices will be due and payable within thirty (30) days of the date of invoice. Late payments will bear interest from due date until receipt by MUSCATO, at the rate then in effect and as indicated on the invoice.

c. Fees do not include any taxes, levies, deductions or similar governmental charges, however designated, which may be imposed by any jurisdiction. The LICENSEE will pay all such taxes, levies, deductions, or similar governmental charges, or provide MUSCATO with a certification of exemption from such taxes, levies, deductions, or similar governmental charges, acceptable to the appropriate authority. LICENSEE shall indemnify MUSCATO with respect to any claim against or liability of MUSCATO in connection with the foregoing including interest, penalties and fines relating thereto, where such interest, penalties and fines are directly due and payable as a result of an act or failure to act on the part of LICENSEE.

9. LICENSEE'S RESPONSIBILITIES

a. LICENSEE will not modify, or permit any person other than MUSCATO to modify, any portion of any Licensed Product without written approval from MUSCATO.

b. LICENSEE will identify, document and report each problem with a Licensed Product necessitating maintenance service, will supply MUSCATO with all documentation and assistance necessary to demonstrate and diagnose the problem and will implement each patch, bypass, update or other solution to such problem provided by MUSCATO within 30 days of receipt. If LICENSEE requests remedial maintenance and MUSCATO determines that the malfunction is not MUSCATO product related, or does not result from MUSCATO's acts or omissions, MUSCATO may charge LICENSEE for its services on a time and materials basis at MUSCATO's then current rates.

c. LICENSEE will assure the proper use, management and supervision of the Licensed Products and of any application programs, audit controls, operating methods and office procedures necessary for the intended use thereof. MUSCATO reserves the right to request a copy of the License File in use with the Licensed Product and the LICENSEE will provide such copy to MUSCATO at no charge for the sole purpose of examining the usage of the Licensed Product with the Designated System.

10. WARRANTY

MUSCATO warrants to LICENSEE that, for a period of thirty (30) days from installation, the Licensed Product will perform in all material respects in accordance with MUSCATO's specifications and documentation for the then current version thereof. During this period of time, MUSCATO agrees to correct any programming errors found in Licensed Product and make such modifications, additions, and adjustments as may be necessary without unnecessary delay.

THE ABOVE IS A LIMITED WARRANTY AND IT IS THE ONLY WARRANTY MADE BY MUSCATO. MUSCATO MAKES AND LICENSEE RECEIVES NO FURTHER WARRANTY, EXPRESSED OR IMPLIED, AND THERE ARE EXPRESSLY EXCLUDED ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. MUSCATO SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT FOR CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE ABOVE STATED LIMITED WARRANTY IS IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF MUSCATO FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE OR PERFORMANCE OF THE LICENSED PRODUCT(S).

11. PATENT AND COPYRIGHT

MUSCATO warrants to LICENSEE that (a) MUSCATO owns or is duly licensed to use and sublicense all Licensed Products, the related documentation, and any portion thereof, (b) MUSCATO has the full power and authority to grant LICENSEE all rights herein conferred, and (c) the products, the related documentation, and any portion thereof do not infringe or violate any patent, copyright, or other property right of any third party. MUSCATO at its own expense will defend any action brought against LICENSEE to the extent that it is based on a claim that any Licensed Product used within the scope of this License Agreement infringes any patents, copyrights, license or other property right, provided that MUSCATO is immediately notified in writing of such claim and given full authority, information, and assistance for the defense of same. MUSCATO shall have the right to control the defense of all such claims, lawsuits and other proceedings. In no event shall LICENSEE settle any such claim, lawsuit or proceeding without MUSCATO's prior written approval. If, as a result of any claim of infringement against any patent, copyright, license or other property right, MUSCATO is enjoined from using the Licensed Product, or if MUSCATO believes that the Licensed Product is likely

to become the subject of a claim of infringement, MUSCATO at its option and expense may procure the right for LICENSEE to continue to use the Licensed Product, or replace or modify the Licensed Product so as to make it non-infringing. If neither of these two options is reasonably practicable, MUSCATO may discontinue the license granted herein on one month's written notice and refund to LICENSEE the unamortized portion of the license fees hereunder (based on four years straight line depreciation, such depreciation to commence on the date of this Agreement). The foregoing states the entire liability of MUSCATO with respect to infringement of any copyrights or patents by the Licensed Product, or any parts thereof.

MUSCATO will have no liability to LICENSEE under this Section with respect to any claim of patent or copyright infringement which is based upon (i) the combination of any Licensed Product with any device other than that which the current product was designed, (ii) any modification of any Licensed Product by a party other than MUSCATO or (iii) the failure by LICENSEE to install promptly any Release furnished by MUSCATO.

12. LIMITATION OF LIABILITY

In no event will MUSCATO be liable for special, indirect, incidental or consequential damages resulting from loss of use, data or profits arising out of or in connection with this Agreement or the use or performance of any Licensed Product. This exclusion will apply regardless of the form of action brought against MUSCATO. In no event will MUSCATO's total liability for any damages in any action proximately caused by MUSCATO's negligent acts or omissions exceed the total amount paid to MUSCATO by LICENSEE under the license order for the specific Licensed Product that caused the damages or that is the subject matter of, or directly related to, the cause of action.

13. TERMINATION

a. Should LICENSEE cease conducting business in the normal course, become insolvent or bankrupt, make a general assignment for the benefit of credits, admit in writing its inability to pay its debts as they mature, suffer or permit the appointment of a receiver for its business or assets or avail itself of, or become subject to, any proceeding under any statute of any governing authority relating to insolvency or the protection of rights or creditors and any of the foregoing shall remain unvacated and in effect for a period of sixty (60) days, MUSCATO will, in addition to such other rights as it may have under law, have the right to terminate immediately any or all of the licenses granted hereunder by notice to LICENSEE.

In the event of termination by reason of the LICENSEE's failure to comply with any part of this agreement, or upon any act which shall give rise to MUSCATO's right to terminate, MUSCATO shall have the right, at any time, to terminate the licenses(s) and take immediate possession of the Licensed Product and documentation and all copies wherever located, without demand or notice. Within five (5) days after termination of the license(s), LICENSEE will return to MUSCATO the Licensed Product in the form provided by MUSCATO or as modified by the LICENSEE, or upon request by MUSCATO destroy the Licensed Product and all copies, and certify in writing that they have been destroyed. Termination under this paragraph shall not relieve LICENSEE of its obligations regarding confidentiality of the Licensed Product.

b. Should MUSCATO fail to perform any of its obligations hereunder for a period of thirty (30) days after notice from LICENSEE of such failure, LICENSEE will, in addition to such other rights as it may have under the law, have thereafter the right to terminate immediately the licences granted hereunder by notice to MUSCATO.

14. NOTICES

Any notices required to be given hereunder will be given in writing and sent to the address of the appropriate party indicated on the first page of this Agreement or such other address as such party may have designated by prior written notice to the other party. All notices to MUSCATO will be addressed to the Attention of Vice President, Marketing.

15. EXCUSED NONPERFORMANCE

Neither party shall be responsible for delays resulting from acts beyond the reasonable control of such party. Such acts shall include acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes, other disasters or other events of the same kind.

16. EXPORT CONTROL LIABILITY

This Agreement is made subject to any present or future laws, regulations, orders or other restrictions of the United States of America, or any political subdivision thereof, on the export from the United States of Licensed Products, or of information about Licensed Products. LICENSEE (i) will comply with all such laws, regulations, orders and other restrictions to the extent that they are applicable to LICENSEE and (ii) will not, directly or indirectly, export any such Licensed Product or information to any country for which any governmental agency requires an export license or other approval without first obtaining the same.

17. ASSIGNMENT

This Agreement is not assignable in whole or in part without written permission from MUSCATO; any attempt to assigned rights, duties or obligations which arise under this Agreement without such permission shall be void.

18. IDENTIFICATION REQUIREMENTS

LICENSEE shall be required to notify MUSCATO in writing fifteen (15) days prior to any of the following occurrences: (i) the reinstallation of any copy of any Licensed Product(s) on any Designated System, or (ii) the replacement or addition of equipment or processors on the Designated System. The information required shall be (i) the reason for the reinstallation, (ii) the quantity, description and model(s) of equipment or processors replaced or added to the Designated System, and (iii) the System Node Name and location of the Designated System. The addition of processors to a Designated System may result in an increase of license fees in accordance with the Upgrade Schedule in Exhibit F. MUSCATO shall provide LICENSEE with a new License File for the Licensed Product(s) on the new Designated System. MUSCATO reserves the right to charge the LICENSEE for reasonable costs incurred in the preparation and shipping of the License File.

19. WAIVER, AMENDMENT TO AGREEMENT

The waiver, amendment or modification of any provision hereof will not be effective unless in writing and signed by the party against whom enforcement of such waiver, amendment or modification is sought. The terms of this Agreement may be amended or modified through an Addendum to the Agreement signed by MUSCATO and LICENSEE.

20. AGREEMENT INTERPRETATION

In the event an inconsistency exists between this Agreement and any Exhibit, Schedule or Attachment hereto, the Exhibit, Schedule or Attachment shall control. Defined terms found in this Agreement or in any Exhibit, Schedule or Attachment apply throughout the complete Agreement.

21. ENFORCEMENT OF CONTRACT

Should any provision of this Agreement be held to illegal, invalid, or unenforceable for any reason, the remaining provision(s) shall remain in full force and effect as if the illegal, invalid, or unenforceable provision(s) were excised therefrom.

22. ATTORNEY FEES AND COST

Should legal action be necessary to enforce any obligation(s) set forth herein, the prevailing party shall be entitled to reasonable attorney fees and cost at the expense of the nonprevailing party.

23. ESCROW OF SOURCE CODE

MUSCATO agrees to keep and maintain a current copy of the Licensed Product(s) Source Code in escrow at Michael S. Hayworth P.A., Spectrum Centre, 200 S. Harbor City Blvd., Suite 203, Melbourne, Florida 32901. MUSCATO shall be authorized to change escrow agents upon written notice to LICENSEE. The escrow agent shall be authorized to release Source Code to LICENSEE if MUSCATO ceases to conduct business (other than through merger or consolidation where there is a surviving entity). In which case Source Code will be provided at the actual time of business cessation.

24. ENTIRE AGREEMENT, GOVERNING LAW

This Agreement together with the Attached Exhibits relating to any Licensed Product, constitutes the entire Agreement for the licensing and maintenance of such Licensed Product. There are no other Agreements or understandings, oral or written, relating to such licensing and maintenance by which the parties intent to be bound. This Agreement will be governed by, and construed in accordance with, the laws of the State of Florida.

25. PARAGRAPH HEADINGS

The titles to the paragraphs of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Agreement.

IN WITNESS WHEREOF, LICENSEE and MUSCATO CORPORATION have caused this Agreement to be executed by their duly authorized representatives as of the later of the dates indicated below.

"MUSCATO CORPORATION" *Authorized Signature*	"LICENSEE" *Authorized Signature*
Name:	Name:
Title: Vice President, ISD	Title: CEO
Date: December 22, 1993	Date: 12.28.93

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MUSCATO CORPORATION
SOFTWARE LICENSE AGREEMENT
"LICENSE ORDER"
EXHIBIT A

1. TERMINOLOGY

a. "Paid-Up Fee" means the one-time fee payable by the LICENSEE, according to the payment terms below, for the Use of the Licensed Product(s) set forth herein.

	QTY	LICENSED PRODUCT NUMBER	LICENSED PRODUCT DESCRIPTION	UNIT PAID-UP FEE	TOTAL PAID UP FEE
*	1	BASE	BASE ENGIN consisting of: • Systems Administration • Environment Manager		[redacted]
*	1	DATASERV	DATA SERVICES consisting of: • Formatter • Router • Compounder		[redacted]
*	1	ASYNCH	Asynchronous Transaction Manager		[redacted]
*	1	X.25	X.25 Transaction Manager		[redacted]
*		Program Management, Installation & Training			[redacted]

* PAID-UP FEE TOTAL: [redacted]

IN WITNESS WHEREOF, LICENSEE and MUSCATO CORPORATION have caused this Agreement to be duly executed by their authorized representatives as of the later of the dates indicated below.

LICENSEE	MUSCATO Corporation
[signature]	[signature]
Name: David L. Croop	Name: Michael A. Muscato
Date: December 22, 1993	Date: 12.28.93

Blue Cross and Blue Shield of Rochester, Inc.
(LICENSEE)

SLA NUMBER: 930803-123

MUSCATO CORPORATION
SOFTWARE LICENSE AGREEMENT
EXHIBIT B

Tandem K1000

Tandem's NonStop Kernel Software Package

MMR's Clearinghouse Software

ACI's ICE Software Product with Connection Manager

MUSCATO CORPORATION
SOFTWARE LICENSE AGREEMENT
MAINTENANCE PROGRAM
EXHIBIT C

1. TERMINOLOGY

a. Maintenance Program means the MUSCATO licensed product(s) software wherein MUSCATO customer service will provide telephone support to the Maintenance Site five (5) days per week, Monday through Friday, excluding national holidays. Under Standard maintenance MUSCATO will make available to LICENSEE all applicable Licensed Product(s) Releases.

* MUSCATO will respond to requests for maintenance service under standard maintenance within [redacted] of LICENSEE report during the hours of 8:00am to 5:00pm, Eastern Standard Time, Monday through Friday, excluding national holidays.

b. "Current" means Licensed Product(s) which are no more than one Release behind MUSCATO's most recent Release version.

c. "Maintenance Site" means the specific LICENSEE Designated System where a specific LICENSEE Maintenance Program is to be effective.

d. "Site Number" means the identification number that MUSCATO assigns to each Maintenance Site.

e. "Paid-up Maintenance Fee(s)" means the one-time fee payable by the LICENSEE for a Maintenance Program(s).

2. SOFTWARE MAINTENANCE

a. If a Current, Licensed Product fails to operate as described in the then current user documentation or guide, corrective measures will be taken based upon the Maintenance Program.

b. Each Licensed Product located within the Maintenance Site must be covered under the same category of Maintenance Program or Service Option.

* c. Maintenance Fee(s) will not increase for a period of [redacted] years from the date of this Agreement.
* After that time Maintenance Fee(s) can increase by no more than [redacted] percent per year upon ninety (90) days notice from MUSCATO to LICENSEE of such an increase.

MUSCATO CORPORATION
SOFTWARE LICENSE AGREEMENT
MAINTENANCE PROGRAM
EXHIBIT C

3. TERM

a. The LICENSEE selected Maintenance Program becomes effective upon the expiration of the Warranty for the term one (1) year and will be renewed automatically from year to year unless notice is given not less than ninety (90) days prior to the renewal date.

SITE NUMBER	LICENSED PRODUCT NUMBER	MAINTENANCE PROGRAM	PAID-UP MAINTENANCE FEE(S)
1	BASE ENGIN consisting of: • Systems Administration • Environment Manager	Extended	
1	DATA SERVICES consisting of: • Formatter • Router • Compounder	Extended	
1	Asynchronous Transaction Manager	Extended	
1	X.25 Transaction Manager		

* TOTAL MAINTENANCE FEE(S) [redacted]

MUSCATO agrees to provide LICENSEE the above Licensed Product(s) software Maintenance Program as per the terms of this Agreement and this Exhibit:

LICENSEE	MUSCATO Corporation
(signature)	(signature)
Name: David L. Croos	Name: Michael A. Muscato
Date: December 22, 1993	Date: 12.28.93